UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Item 1.01.  Entry into a Material Definitive Agreement

On November 13, 2006, Inland Real Estate Corporation (the “Company”) issued $180.0 million aggregate principal amount of its 4.625% convertible senior notes due 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10.0 million to cover over-allotments.  The Company received net proceeds of approximately $177.3 million after deducting selling discounts and commission.  The Company used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50.0 million in the aggregate) concurrently with the closing of the offering.  The Company issued a press release on November 13, 2006, which stated the number of shares repurchased by the Company as 2,776,235.  This press release is described in Item 8.01 of this Current Report on Form 8-K and is attached hereto as Exhibit 99.1.  The Company also used the net proceeds to repay approximately $120.0 million in outstanding indebtedness under the Company’s revolving credit facility with KeyBank National Association.  The Company will use the remaining net proceeds for general corporate purposes, including to pay the expenses of the offering.

The notes are convertible into shares of the Company’s common stock under certain circumstances.  The terms of the notes are governed by an indenture, dated November 13, 2006, by and between the Company and LaSalle Bank National Association, as the trustee.  For a brief description of the material terms of the indenture, please see Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.  A copy of the indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The notes and the shares of common stock of the Company issuable on conversion of the notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Company offered and sold the notes to the initial purchasers of the notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchasers then sold the notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On November 13, 2006, in connection with the issuance and sale of the notes, the Company also entered into a registration rights agreement with Wachovia Capital Markets, LLC, in its capacity as representative of the Initial Purchasers.  A copy of the registration rights agreement, the terms of which are incorporated herein by reference, is attached hereto as Exhibit 4.2 to this report.

Pursuant to the registration rights agreement, the Company has agreed that it will:

•

file a shelf registration statement on Form S-3 with the Securities and Exchange Commission within 90 days after November 13, 2006 to cover resales of the notes and the underlying shares of common stock of the Company that may be issuable upon conversion of the notes;

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use its reasonable best efforts to have that shelf registration statement declared effective as promptly as reasonably practicable, but in any event within 180 days after November 13, 2006; and

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use its reasonable best efforts to keep the shelf registration statement continuously effective, until the earlier of:

o

the date the notes and common stock have been disposed of pursuant to the shelf registration statement;

o

the date when the notes or common stock are eligible for sale by a holder that is not an affiliate of the Company pursuant to Rule 144(k) under the Securities Act or any similar provision then in effect; or

o

the date there are no notes or common stock issued on conversion outstanding.

If the Company fails to meet these deadlines, referred to as a “registration default,” then, subject to certain exceptions, additional interest will accrue on the notes, to be paid semi-annually in arrears, at a rate per year equal to 0.25% of the principal amount to, and including, the 90th day following the registration default, and thereafter at a rate per year equal to 0.50% of the principal amount, until the Company cures the registration default.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.  The terms of the notes are governed by an indenture, dated November 13, 2006.  The indenture is attached hereto to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference into this Item 2.03.

The notes will bear interest at the rate of 4.625% per year, payable on May 15 and November 15 of each year beginning May 15, 2007.  The notes mature on November 15, 2026 unless redeemed, repurchased or converted in accordance with their terms prior to this date.  The notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other senior unsecured indebtedness.

Holders of the notes may convert their notes into cash or a combination of cash and shares of the Company’s common stock, at the Company’s option, at any time on or after October 15, 2026 but prior to the close of business on the second business day prior to maturity and in other specified circumstances.  The notes are convertible at an initial conversion rate of 48.2824 shares per $1,000 principal amount of notes.  At the initial conversion rate, the notes are convertible into common stock at a conversion price of approximately $20.71 per share, which represents approximately a 15% premium over the last reported sale price of the Company’s common stock on November 7, 2006, which was $18.00 per share.  The initial conversion rate is subject to adjustment in certain circumstances.

Prior to November 21, 2011, the Company may not redeem the notes except to preserve its status as a real estate investment trust.  On or after November 21, 2011, the Company may redeem all or a portion of the notes for cash at a redemption price equal to 100% of the principal amount plus accrued but unpaid interest, if any.  On November 15, 2011, November 15, 2013, November 15, 2016 and November 15, 2021, or after the occurrence of certain change in control transactions, holders of the notes may require the Company to repurchase all or a portion of the notes for cash at a purchase price equal to the principal amount plus accrued and unpaid interest, if any.

Under the indenture governing the notes, the occurrence of certain events constitutes an “Event of Default,” which may result in the maturity date of the notes being accelerated.  These events include:

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a failure to pay, for a period of 30 days, any interest on, or any additional interest payable in respect of the notes;

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a failure to pay any principal or premium, if any, on the notes, whether on the stated maturity date or any earlier date of redemption or repurchase or otherwise;

•

a failure to deliver the conversion value, on the terms set forth in the indenture governing the notes, upon exercise of a holder’s conversion right starting 15 days after the due date;

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a failure to notify the holders, in the manner, and within the timeframe, provided in the indenture, of the occurrence of a “change in control;”

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a failure to comply with any other term, covenant or agreement in the notes or the indenture for a period of 60 days after receiving notice of the failure;

•

a failure to pay when due at maturity, or a default, that results in the acceleration of maturity of any indebtedness for borrowed money of the Company in an aggregate amount of $20.0 million or more, unless the acceleration is rescinded or annulled within ten days after written notice of default is given to the Company; and

•

certain events of bankruptcy, insolvency or reorganization.

The notes have been sold, through the Initial Purchasers, to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated herein by reference into this Item 3.02.

Item 8.01.  Other Events.

On November 13, 2006, the Company announced that it completed the sale of the notes described in Items 1.01, 2.03 and 3.02.  A copy of the press release announcing the closing is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.  The Company used a portion of the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50.0 million in the aggregate) concurrently with the closing of the offering.  The press release issued by the Company on November 13, 2006 stated the number of shares repurchased by the Company as 2,776,235.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A

(c)	Shell Company Transactions: N/A

(d)	Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of November 13, 2006, by and between Inland Real Estate Corporation and LaSalle Bank National Association
4.2

Registration Rights Agreement, dated November 13, 2006, by and between Inland Real Estate Corporation and the several initial purchasers for whom Wachovia Capital Markets, LLC is acting as representative

4.3	Form of 4.625% Convertible Senior Note due 2026 (included as Exhibit A to Exhibit 4.1)
99.1	Press release of Inland Real Estate Corporation dated November 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	Executive Vice President, Chief Operating Officer
And Treasurer

Date:  November 15, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of November 13, 2006, by and between Inland Real Estate Corporation and LaSalle Bank National Association
4.2

Registration Rights Agreement, dated November 13, 2006, by and between Inland Real Estate Corporation and the several initial purchasers for whom Wachovia Capital Markets, LLC is acting as representative

4.3	Form of 4.625% Convertible Senior Note due 2026 (included as Exhibit A to Exhibit 4.1)
99.1	Press release of Inland Real Estate Corporation dated November 13, 2006

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